UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of

                           The Securities Act of 1934

Date of Report (Date of earliest event reported)   July 13, 2000 (July 12, 2000)



                             MYLAN LABORATORIES INC.

           (Exact name of registrant as specified in its charter)



Pennsylvania                   1-9114                               25-1211621
  (State or other            (Commission                      (I.R.S. Employer
  jurisdiction of           File Number)                   Identification No.)
  incorporation)



                               130 Seventh Street

                              1030 Century Building

                                   Pittsburgh, PA                 15222
                (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code            (412) 232-0100

Item 5.  Other Events.

         The Registrant's  News Release dated July 12, 2000,  attached hereto as
Exhibit 99.1, is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (a)        Financial statements of businesses acquired.

                    None.

(b)      Pro forma financial information.

                    None.

         (c)        Exhibits.

                    99.1      News Release dated July 12, 2000.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MYLAN LABORATORIES INC.

                                         By:        /s/ Milan Puskar
                                                    --------------------------
                                                   Milan Puskar, Chairman and
                                                      Chief Executive Officer

Date:        July 13, 2000
             Pittsburgh, Pennsylvania





NEWS RELEASE                                                   Contact:
                                                       Patricia Sunseri
                                                           412-232-0100
For Immediate Release

            Mylan Laboratories Announces Proposed Settlement With FTC

PITTSBURGH, Pa., July 12, 2000 - Mylan Laboratories Inc. (NYSE: MYL) announced today that it has reached a tentative settlement with the Federal Trade Commission and State Attorneys General over lawsuits filed against the company in December 1998.

Mylan also has reached a tentative agreement to settle private class-action lawsuits filed against the company on behalf of consumers and third-party reimbursers related to the same legal issues addressed in the FTC and Attorneys General cases.

The company has agreed to pay a total of $135 million in settlement plus up to $12 million in attorney fees. Final settlement documents are being negotiated with the FTC, States' Attorneys General and lawyers representing private plaintiffs. These settlements also include three companies indemnified by Mylan--Cambrex Corporation, Profarmaco S.r.l. and Gyma Laboratories, Inc.

Mylan continues to strongly dispute all allegations and admits to no wrongdoing in the settlements. The proposed settlement with the FTC is subject to review and approval of the FTC commissioners. Court approval will also be required before the settlements become final.

"This is the first time in Mylan's 39-year history that any government agency has accused us of improper conduct," said Milan Puskar, Chairman and Chief Executive Officer of Mylan Laboratories. "We continue to believe we acted properly. However, the Board and I view these settlements to be in the best interest of our company's shareholders, customers and employees. By putting a significant portion of this case behind us, we can now look forward to devoting our full resources to the business of this company."

                                     (more)

 Lawsuits not included in the settlements principally involve institutional purchasers such as wholesalers. Mylan intends to vigorously defend these cases. The company believes these cases are inappropriate as class actions, do not properly state a claim or are covered by the settlements.

Mylan is a fully integrated pharmaceutical company with Corporate headquarters in Pittsburgh. In addition to generic products, the company also develops, produces, markets and distributes a growing number of innovative, proprietary drugs. More information about the company is available at its web site, www.mylan.com.

                                       ###